Exhibit 99.2

Sunrise Holdings

(Delaware), Inc. and

Subsidiaries

Consolidated Financial Statements as of December 31, 2014 and

2013 and for the year ended December 31, 2014 and for the Period from March 19, 2013, to December 31, 2013 and Independent

Auditors’ Report

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2014 AND 2013 AND FOR THE YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD FROM MARCH 19, 2013 TO DECEMBER 31, 2013

Balance Sheets	2

Statements of Operations	3

Statements of Comprehensive Income/(Loss)	4

Statements of Stockholders’ Equity	5

Statements of Cash Flows	6

Notes to Consolidated Financial Statements	8-31

INDEPENDENT AUDITORS’ REPORT To the Board of Directors and Stockholders Sunrise Holdings (Delaware), Inc. Placentia, California	Deloitte & Touche LLP 695 Town Center Drive Suite 1200 Costa Mesa, CA 92626 USA Tel: +1 714 436 7100 Fax: +1 714 436 7200 www.deloitte.com

We have audited the accompanying consolidated financial statements of Sunrise Holdings (Delaware), Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements operations, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2014 and for the period from March 19, 2013 to December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Holdings (Delaware), Inc. and its subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the year ended December 31, 2014 and for the period from March 19, 2013 to December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

September 3, 2015

Member of Deloitte Touche Tohmatsu Limited

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

CURRENT ASSETS:
Cash	$92,000	$10,553,000
Accounts receivable — net	20,700,000	13,055,000
Grower loans	3,052,000	1,297,000
Inventories — net	74,955,000	57,521,000
Deferred income taxes	1,764,000	3,005,000
Loan origination cost — net	1,070,000	740,000
Prepaid expenses and other current assets	1,895,000	856,000

Total current assets	103,528,000	87,027,000

PLANT AND EQUIPMENT — Net	36,768,000	16,572,000

LOAN ORIGINATION COSTS — Net	3,214,000	2,633,000

INTANGIBLE ASSET — Net	45,986,000	52,160,000

GOODWILL	51,124,000	47,310,000

OTHER LONG-TERM ASSETS	44,000

TOTAL	$240,664,000	$205,702,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,330,000	$8,063,000
Accrued compensation and benefits	2,900,000	3,280,000
Accrued expenses	6,163,000	6,418,000
Income taxes payable		1,318,000
Current portion of long-term debt	1,859,000	800,000
Current portion of subordinated debt		165,000
Current portion of capital lease obligations	456,000	115,000

Total current liabilities	24,708,000	20,159,000

DEFERRED TAX LIABILITY	24,327,000	27,038,000

LINE OF CREDIT	17,875,000

LONG-TERM DEBT — Less current portion	122,669,000	78,635,000

SUBORDINATED LONG-TERM DEBT — Less current portion		1,441,000

CAPITAL LEASE OBLIGATIONS — Less current portion	721,000	143,000

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, authorized 1,000,000 shares, 780,362 shares issued and outstanding at December 31, 2014 and 2013	8,000	8,000
Additional paid-in capital	43,816,000	83,124,000
Retained earnings	4,814,000	(4,846,000)
Accumulated other comprehensive (loss)	(337,000)

Total Sunrise Holdings (Delaware), Inc. stockholders’ equity	48,301,000	78,286,000

Non-Controlling Interest	2,063,000

Total stockholders’ equity	50,364,000	78,286,000

TOTAL	$240,664,000	$205,702,000

See notes to consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM MARCH 19, 2013 TO DECEMBER 31, 2013

	2014	2013

REVENUES:
Product, net	$249,358,000	$162,380,000
Service, net	4,199,000	1,498,000
Rental	3,202,000
Financing	71,000	222,000

Total revenues, net	256,830,000	164,100,000

COST OF REVENUES
Cost of revenues	212,742,000	128,077,000
Amortizaton of inventory fair value adjustment	438,000	7,639,000

Total cost of revenues	213,180,000	135,716,000

GROSS PROFIT	43,650,000	28,384,000

OPERATING EXPENSES:
Selling	3,669,000	3,121,000
General and administrative	21,013,000	17,491,000
Transaction costs (Note 7)	912,000	8,545,000

Total operating expenses	25,594,000	29,157,000

INCOME / (LOSS) FROM OPERATIONS	18,056,000	(773,000)

OTHER INCOME — Net	(4,603,000)
INTEREST EXPENSE — Net	8,395,000	4,170,000

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE EXPENSE / (BENEFIT) FROM INCOME TAX	14,264,000	(4,943,000)

INCOME TAX EXPENSE/ (BENEFIT)	4,652,000	(330,000)

LOSS FROM DISCONTINUED OPERATIONS, NET		(233,000)

NET INCOME / (LOSS)	$9,612,000	$(4,846,000)

NET LOSS ATTRIBUTED TO NON-CONTROLLING INTEREST	48,000

NET INCOME/(LOSS) ATTRIBUTED TO SUNRISE HOLDINGS (DELAWARE), INC.	$9,660,000	$(4,846,000)

See notes to consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM MARCH 19, 2013 TO DECEMBER 31, 2013

	2014	2013

NET INCOME/(LOSS) ATTRIBUTED TO SUNRISE HOLDINGS (DELAWARE), INC.	$9,612,000	$(4,846,000)
Other comprehensive loss:
Foreign currency translation	(337,000)

Comprehensive income/(Loss)	$9,275,000	$(4,846,000)

See notes to consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD FROM MARCH 19, 2013 TO DECEMBER 31, 2013

	Common Stock		Additional Paid-In	Accumulated Deficit/ Retained	Accumulated Other Comprehensive	Non- Controlling
	Shares	Amount	Capital	Earnings	Loss	Interest	Total

BALANCE — March 19, 2013	755,362	$8,000	$80,155,000		$—	$—	$80,163,000

Issuance of shares	25,000		2,500,000				2,500,000

Stock-based compensation expense			469,000				469,000

Net Loss				(4,846,000)			(4,846,000)

BALANCE — December 31, 2013	780,362	$8,000	$83,124,000	$(4,846,000)	$—	$—	$78,286,000

Dividend paid			(40,000,000)				(40,000,000)

Stock-based compensation expense			692,000				692,000

Acqusition of non-controlling interest						2,111,000	2,111,000

Net income				9,660,000		(48,000)	9,612,000

Other comprehensive (loss)					(337,000)		(337,000)

BALANCE — December 31, 2014	780,362	$8,000	$43,816,000	$4,814,000	$(337,000)	$2,063,000	$50,364,000

See notes to consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM MARCH 19, 2013 TO DECEMBER 31, 2013

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income / (loss)	$9,612,000	$(4,846,000)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation	3,235,000	2,032,000
Amortization of loan origination costs	1,068,000	742,000
Amortization of fair value of inventory (Note 5)	438,000	7,639,000
Amortization of intangibles	6,174,000	4,660,000
Stock-based compensation expense	692,000	469,000
Gain on acquisition	(1,208,000)
Provision for doubtful accounts & grower loan losses	25,000	322,000
Deferred income tax	(2,934,000)	(5,583,000)
Gain on the sale of capital assets	(16,000)	17,000
Foreign exchange loss	46,000
Changes in operating assets and liabilities:
Accounts receivable	(5,516,000)	5,207,000
Grower loans	(1,656,000)	5,350,000
Inventories	(13,706,000)	(16,659,000)
Inventory of growing crops		2,342,000
Prepaid expenses and other current assets	(207,000)	247,000
Accounts payable	3,689,000	(3,495,000)
Income taxes payable		1,318,000
Accrued expenses and accrued compensation and benefits	(2,833,000)	(3,715,000)

Net cash used in operating activities	(3,097,000)	(3,953,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant and equipment	139,000	54,000
Cash paid for acquisitions	(18,156,000)	(11,399,000)
Additions to plant and equipment	(7,838,000)	(1,871,000)

Net cash used in investing activities	(25,855,000)	(13,216,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on senior revolver credit facility	(38,680,000)	(20,516,000)
Borrowing on senior revolving credit facility	56,555,000	9,373,000
Principal payment on long-term debt and capital lease obligations	(2,971,000)	(40,099,000)
Proceeds from issuance of debt	45,565,000	80,000,000
Distribution to shareholders	(40,000,000)
Working capital adjustment retained by Frozsun Inc		2,150,000
Loan origination costs	(1,979,000)	(4,115,000)

Net cash provided by financing activities	18,490,000	26,793,000

Effect of exchange rate changes on cash	1,000

NET (DECREASE)/INCREASE IN CASH	(10,461,000)	9,624,000

CASH — Beginning of period	10,553,000	929,000

CASH — End of period	$92,000	$10,553,000

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES CONT’D

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM MARCH 19, 2013 TO DECEMBER 31, 2013

	2014	2013

SUPPLEMENTAL CASH FLOW INFORMATION — Cash paid during the period for:
Interest	$7,218,000	$3,231,000

Income taxes	$9,977,000	$3,886,000

NON CASH INVESTING AND FINANCING ACTIVITIES
Purchase of land and buildings for Subordinated Promissory Note, net of discount (note 7)		$1,687,000

Contribution of equity for acquisition (note 7)		$2,500,000

See notes to consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2014 AND 2013 AND FOR THE YEAR ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM MARCH 19, 2013, TO DECEMBER 31, 2013

1.	ORGANIZATION AND BASIS OF PRESENTATION

Description of Business — Sunrise Holdings (Delaware), Inc. (the “Company”), a Delaware corporation is the holding company of Sunrise Growers, Inc., formerly named Frozsun, Inc. (“Frozsun”) and its subsidiaries. In August 2014, Frozsun, Inc. and several subsidiaries, Sunrise Growers Inc., Sunrise Growers, LLC and Packers Food Products, Inc. were merged and the surviving entity Frozsun, Inc. was renamed to Sunrise Growers, Inc. Additionally, the holding company SGF Produce Holdings, LLC was merged into Sunrise Holdings (Delaware), Inc. The equity of the Company consists of 1,000,000 authorized shares and 780,362 outstanding shares of common stock as of December 31, 2014 and 2013. The shares of common stock have voting rights of one vote per share.

Sunrise Holdings (Delaware), Inc.’s wholly owned and majority owned subsidiaries include, Sunrise Growers Inc., Farm Capital, Inc. (FCI), Pacific Ridge Farms, LLC (PRF), Sunrise Growers Mexico, S. DE R.L. de C.V. and Opus Foods, Mexico S.A. de C.V. (Opus). FCI is a licensed chartered lending institution. FCI originates secured and unsecured loans to third-party growers in California, earning interest income on the borrowings.

In March 2013, all outstanding shares of SGF Produce Holdings, LLC, a holding company of Frozsun, were purchased by Sunrise Holdings (Delaware), Inc., an affiliate of Paine & Partners, LLC (the “Acquisition”). The Company has applied push-down accounting and, therefore, the assets and liabilities of Frozsun have been recorded based on their estimated fair market values as of the Acquisition date. As a result, for financial reporting purposes, the accompanying consolidated financial statements include the operations and cash flows of the Company beginning March 19, 2013.

On June 28, 2013, the Company acquired 100% of all issued and outstanding shares of Packers Food Products, Inc. Packers Food Products, Inc., is a manufacturer of private label frozen fruit products. The operations of Packers Food Products, Inc., are included in the accompanying consolidated financial statements beginning June 28, 2013.

On January 10, 2014, the Company expanded its operational capacity in California by acquiring 100% of all issued and outstanding shares of Pacific Ridge Farms, LLC (PRF), a frozen fruit processor and packer of private label frozen fruit products. The operations of PRF are included in the accompanying consolidated financial statements beginning January 10, 2014.

On December 3, 2014, the Company acquired 75% of the capital stock of a Mexican frozen fruit processing Company, Opus Foods, Mexico S.A. de C.V (Opus). The acquisition structure is such that a Sunrise holding company, Sunrise Growers Mexico, S. DE R.L. de C.V., owns 99% of the Opus investment and Pacific Ridge Farms, LLC owns 1%. The acquisition provides alternative fruit sourcing and expansion opportunities for the Company. The operations of Opus are included in the accompanying consolidated financial statements beginning December 4, 2014.

Sunrise Holdings (Delaware), Inc. and its subsidiaries are principally involved in the processing and selling of frozen strawberries, as well as other fruits, from its facilities in California, Kansas and Mexico, to retail, food service, and industrial customers. The Company is subject to USDA regulations and most of its revenues are derived from customers located in the United States.

The Company effectively ceased its fresh produce business operations in the fourth quarter of 2013. The fresh produce business was involved in the wholesale distribution of fresh strawberries, and management made the strategic decision to focus solely on the growing and more profitable processing business. The fresh produce business has been classified as discontinued operations in the Company’s consolidated financial statements for the period from March 19, 2013, to December 31, 2013.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Sunrise Holdings (Delaware), Inc. and each of its wholly owned and majority owned subsidiaries including Sunrise Growers, Inc., Farm Capital, Inc. (FCI), Pacific Ridge Farms, LLC (PRF), Sunrise Growers Mexico, S. DE R.L. de C.V. and Opus Foods, Mexico S.A. de C.V. (Opus). All intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company has evaluated subsequent events through September 3, 2015, the date these consolidated financial statements were available to be issued.

Cash — The Company maintains its cash accounts with banks located in the United States of America and Mexico. Cash balances in the United States are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. Net cash on the balance sheet reflects the total of various cash accounts, including zero balance accounts, that retain negative balances until the account is funded when checks are presented to the bank for payment. Although the net cash balance at December 31, 2014 is below the FDIC threshold, the Company did have cash balances with one bank at December 31, 2014 and 2013 that exceeded the balance insured by the FDIC.

Allowance for Doubtful Accounts — Management provides a reserve for uncollectible accounts receivable balances based on known customer exposures, historical credit experience, and any known specific issues or disputes, which exist as of the balance sheet date. Fully reserved balances are written-off against the reserve once collection is determined to be remote.

Grower Loans — Loans to growers are collateralized by the contracted crops in the field and are repaid from proceeds of harvested crops. The Company charges interest on the loans at a varying rate based on the Company’s borrowing rate and relationship with the grower. The average interest rate charged on the loan outstanding was 5.75% for the year ended December 31, 2014 and 8.0% for the period from March 19, 2013, to December 31, 2013. Interest income on loans to growers is classified as financing revenue in the accompanying consolidated statements of operations.

Inventories — Inventories consist principally of processed frozen strawberries and other fruits. The Company values inventories at the lower of cost or market. Cost is determined using the first-in, first-out method and includes raw fruit, packaging, labor, and overhead costs.

Concentrations — Sales to the Company’s recurring customers are generally made on open account terms. At December 31, 2014 and 2013 two customers accounted for 25% and 19%, and 32% and 16% of accounts receivable, respectively. The Company generated approximately 24% and 18% of its revenues from two customers, respectively, during the year ended December 31, 2014 and 20% and 22% of its revenues, respectively, for the period from March 19, 2013, to December 31, 2013. Management performs ongoing credit evaluations of its customers and generally does not require collateral on its accounts receivable.

Plant and Equipment — Plant and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets as follows:

Buildings	40 years
Machinery and equipment	5–7 years
Office furniture and equipment	3–5 years
Vehicles	3–7 years
Software	3 years

Leasehold improvements are depreciated over the shorter of the useful life of the improvements or the term of the related lease. Maintenance and repairs are charged to operating expense as incurred.

Long-Lived Assets — Management reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the carrying amount of the long-lived assets (asset group) is not recoverable and exceeds its estimated fair value. The carrying amount of the long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). Management determined there was no impairment as of December 31, 2014 or 2013.

Goodwill and Intangible Assets — Intangible assets consist of tradenames, customer relationships, and noncompetition agreements. Intangible assets with definite lives are amortized over their respective estimated useful lives using the straight-line method. The period of amortization is 2 to 10 years (see Note 7).

Intangible assets with indefinite lives are not amortized, but instead are measured for impairment at least annually or when events indicate that impairment exists. The Company calculates impairment as the excess of the carrying value of indefinite-lived intangible assets over their estimated fair value. If the carrying value exceeds the estimate of fair value, a write-down is recorded. The company concluded that there was no impairment of intangible assets at December 31, 2014 or 2013.

Goodwill represents the excess of purchase price over fair value of assets acquired and liabilities assumed in a business combination. The Company does not amortize its goodwill. The Company performs its impairment test annually at its fiscal year-end or more frequently if impairment indicators arise. Such review entails comparing the carrying value to the fair value. If the aggregate carrying value of goodwill exceeds the fair value, the goodwill is impaired to the extent of the difference between the fair value and the aggregate carrying value. The company concluded that there was no impairment of Goodwill at December 31, 2014 or 2013.

Loan Origination Costs — Loan origination costs reflect the balance of loan origination fees and certain direct loan origination costs that are deferred and recognized over the life of the related note. The net fees and costs are amortized into interest expense in the accompanying consolidated statements of operations using the effective interest method.

Fair Value of Financial Instruments — Management determines fair value using an “exit price” to value an asset or liability, which is the price at which an asset could be sold or a liability could be transferred in an orderly process that is not a forced liquidation or distressed sale at the measurement date. The Company applies a hierarchy of information that prioritizes market inputs used in measuring fair value, as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities

Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument

Level 3 — Unobservable inputs for the asset or liability

The Company uses interest rate swaps to manage the mix of its debt between fixed and variable rate instruments. As of December 31, 2014, the Company had three interest rate swaps with the notional amount of $32,587,000, $20,000,000 and $7,000,000 that were not designated as accounting hedges, which expire on May 3, 2016, March 31, 2017 and September 4, 2015, respectively. As of December 31, 2013, the Company had two swaps with the notional amounts of $32,670,000 and $7,000,000, expiring on May 3, 2016 and September 4, 2015. Changes in the fair value of the swap agreements are recognized in interest expense.

The following table presents assets and liabilities recorded at fair value on the consolidated balance sheet on a recurring basis.

Fair Values of Derivative Instruments

	Balance Sheet Location	Asset Derivatives Fair Value 2014	Liability Derivatives Fair Value 2014

Interest rate swap (Level 2)	Accrued liabilities	—	$20,000

	Balance Sheet Location	Asset Derivatives Fair Value 2013	Liability Derivatives Fair Value 2013

Interest rate swap (Level 2)	Other current assets and accrued liabilities	$69,000	$37,000

Effect of Non-designated Derivative Instruments on Net Loss

	Location of (Gain) or Loss Recognized in Net Loss	Period Ended December 31, 2014

Net periodic cash settlements and accrued interest	Interest expense	$297,000

	Location of (Gain) or Loss Recognized in Net Loss	Period Ended December 31, 2013

Net periodic cash settlements and accrued interest	Interest expense	$62,000

At December 31, 2014 and 2013, management believes that the carrying amount of cash, accounts receivable, grower loans, accounts payable, and accrued expenses approximate fair value due to the short maturity of these financial instruments. Management believes that the carrying amount of debt approximates the fair value and has been calculated based on the borrowing rates available as of December 31, 2014 and 2013, for debt with similar terms and maturities.

Noncontrolling Interest — On December 3, 2014, the Company acquired a 75% interest in Opus Foods, Mexico S.A. de C.V (“Opus”). Noncontrolling interest at December 31, 2014 is related to the membership interest the Company does not own in Opus.

Stock-Based Compensation — The Company accounts for stock-based compensation based on the fair value of the award on the grant date. Compensation expense is recognized on a straight-line basis over the requisite service period and is adjusted for estimated forfeitures. The requisite service period is the vesting period for stock options.

Revenue Recognition — Sales of frozen fruit are recognized as revenue upon passing of title and risk when a third-party shipper is used, persuasive evidence of an arrangement exists, collectability is reasonably assured, and upon acceptance of delivery by the customer if the Company uses their own trucks. The Company’s product sales consists primarily of frozen product that is packaged and processed in processing plants and sold to customers. The Company records all product sales at the gross sales amount.

Service revenues are derived from blast freezing, cooling and cold storage for third parties. Service revenue is recorded when services are performed.

Promotional Allowances — The Company records the consideration paid to resellers as a reduction of the selling prices of the Company’s products and services. The Company has classified $2,405,000 and $2,144,000 of customer allowances and rebates as a reduction of revenue for the year ended December 31, 2014 and the period from March 19, 2013, to December 31, 2013 respectively.

Cost of Revenue — Cost of revenue reflects the inventory cost of the product sold and is recorded simultaneously when revenue of the product is recognized. Product costs include fruit costs, ingredients, packaging, wages to process the fruit, rents and utilities, supplies and depreciation. Cost of revenue also includes cold storage and handling costs.

Shipping and Handling — The Company records shipping costs in cost of revenues in the accompanying consolidated statement of operations.

Other Income — Other income for the year ended December 31, 2014 includes:

Insurance claim proceeds	$3,397,000
Gain on acquisition	1,208,000
Other expense	(2,000)

$4,603,000

Other income was $0 for the period from March 19, 2013 to December 31, 2013.

In 2013, the Company identified that an employee had been misappropriating cash. In 2014, the Company received insurance recoveries of $3,397,000 related to the losses sustained.

In June 2014, as a result of the acquisition of Pacific Ridge Farms, LLC, the Company recorded a $1,208,000 gain on acquisition (Note 7).

Income Taxes — Income taxes are recorded using the liability method whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Measurement of the deferred tax items is based on enacted tax laws. In the event the future consequences of differences between financial reporting basis and tax basis of the Company’s assets and liabilities result in a deferred tax asset, management evaluates the probability of realizing the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Additionally, the Company accrues for uncertain tax positions. An uncertain tax position is recognized when it is probable that a liability has been incurred as of the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Accounts that reflect significant estimates as of December 31, 2014, include the allowance for doubtful accounts, reserve for excess and obsolete inventories, and accrued expenses. Actual results could differ from those estimates.

Recent Accounting Pronouncements — In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force). This ASU states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except in certain situations. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption and retrospective application are permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Based on the Company’s evaluation, this ASU is not expected to have a material impact on its consolidated financial statements.

On April 10, 2014, the FASB issued ASU 2014-08, which amends the definition of a discontinued operation and requires entities to provide additional disclosures about discontinued operations as well as disposal transactions that do not meet the discontinued operations criteria. This ASU will make it more difficult for a disposal transaction to qualify as a discontinued operation. The ASU also expands the scope of ASC 205-20 to disposals of equity method investments and businesses that, upon initial acquisition, qualify as held for sale. In addition, the ASU requires entities to reclassify assets and liabilities of a discontinued operation for all comparative periods presented in the statement of financial position. The ASU is effective prospectively for all disposals (except disposals classified as held for sale before the adoption date) or components initially classified as held for sale in periods beginning on or after December 15, 2014. The Company does not expect the adoption of this ASU will have a material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: (Topic 606). This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. In addition, the existing requirements for the recognition of gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles — Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this ASU, as amended by ASU 2015-14, are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 31, 2019. Early adoption is permitted as of an annual period beginning after December 15, 2017. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation — Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period, be treated as a performance condition. The performance target should not be reflected in estimating the grant date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures, and provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. Until the issuance of this ASU, US GAAP lacked guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption of this amendment will have a material impact on its consolidated financial statements and disclosures.

ASU No. 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), was issued in April 2015. ASU 2015-03 requires debt issuance costs related to a recognized debt liability to be presented in an entity’s balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, instead of being presented as a deferred charge in the balance sheet. Significantly, the recognition and measurement guidance for debt issuance costs are not affected by ASU 2015-03. An entity is required to adopt ASU 2015-03 for reporting periods beginning on or after December 15, 2015. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

On July 22, 2015, the FASB issued ASU 2015-11, which requires entities to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market (market in this context is defined as one of three different measures, one of which is net realizable value). The ASU is effective prospectively for annual periods beginning after December 15, 2016, and interim periods thereafter. The Company does not expect the adoption of this ASU will have a material impact on the consolidated financial statements.

3.	ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following at December 31, 2014 and 2013:

	2014	2013
Trade	$18,645,000	$12,992,000
Other unsecured receivable — non interest bearing	1,115,000	136,000
Income tax receivable	1,060,000

	20,820,000	13,128,000

Less allowance for doubtful accounts	(120,000)	(73,000)

	$20,700,000	$13,055,000

4.	GROWER LOANS

Grower loans consists of the following at December 31, 2014 and 2013:

	2014	2013
Grower Loans	$3,052,000	$2,643,000
Less allowance for loan loss		(1,346,000)

	$3,052,000	$1,297,000

At December 31, 2013, all grower loans were subject to an allowance for loan loss due to the discontinuance of the Company’s fresh operations.

5.	INVENTORIES

Inventories consist of the following at December 31, 2014 and 2013:

	2014	2013
Processed frozen fruit	$71,122,000	$54,408,000
Packaging supplies and raw ingredients	3,833,000	3,113,000

	$74,955,000	$57,521,000

Inventory is recorded at cost as of December 31, 2014 and 2013. During the year ended December 31, 2014, the Company recognized $438,000 in cost of revenues as a result of the amortization of the inventory fair value adjustment related to the acquisition of PRF. During the period from March 19, 2013, to December 31, 2013, the Company recognized $7,116,000 in cost of revenues as a result of the amortization of the inventory fair value adjustment related to the acquisition of Frozsun, and an additional $523,000 was recorded related to the Acquisition of Packers Food Products, Inc. (Note 7).

6.	PLANT AND EQUIPMENT

Plant and equipment, net, consist of the following at December 31, 2014 and 2013:

	2014	2013
Machinery and equipment	$20,576,000	$12,807,000
Office furniture and equipment	779,000	488,000
Land & land improvements	6,059,000	442,000
Building	6,393,000	1,296,000
Leasehold improvements	1,674,000	1,499,000
Vehicles	771,000	530,000
Software	242,000	247,000
Construction in progress	5,507,000	1,290,000

	42,001,000	18,599,000

Less accumulated depreciation	(5,233,000)	(2,027,000)

	$36,768,000	$16,572,000

Depreciation expense for the year ended December 31, 2014 and the period from March 19, 2013, to December 31, 2013, was $3,235,000 and $2,032,000, respectively.

7.	GOODWILL & INTANGIBLE ASSETS

The Acquisition by Paine & Partners, LLC occurred in March 2013 for total consideration of $131,423,000. The Company received a refund of $2,150,000 for working capital adjustments, which was not remitted to Paine & Partners LLC, and is shown as a financing cash inflow for the period from March 19, 2013, to December 31, 2013, and was recorded as a receivable in the net assets of the acquired business. The transaction included the payoff of outstanding debt and accrued interest of $51,258,000. Transaction costs totaling $7,634,000 related to the Acquisition are recorded within the consolidated statement of operations. Transaction costs consist of advisory, deal, and legal fees, as well as other costs to complete the transaction.

The Company applied push-down accounting and recorded all assets acquired and liabilities assumed at fair value. The Company acquired certain definite-lived intangible assets, including customer relationships and tradename. The Company recorded the fair values of customer relationships using an income valuation approach. This valuation technique provides an estimate of the fair value of an asset based on the discounted cash flows that the asset can be expected to generate over its remaining useful life, discounted at a rate of return that considers the relative risk of achieving the cash flows and the time value of money. In estimating the fair value of tradenames, a variation of the income approach, the relief from royalty method, was applied. In the relief from royalty method, the fair value of the intangible asset is estimated to be the present value of the royalties saved because the Company owns the intangible asset.

The fair value of net assets and liabilities acquired is as follows:

Fair Value
(Level 3)

Cash	$929,000
Accounts receivable	16,168,000
Grower loans	7,048,000
Inventories	40,267,000
Prepaid expenses and other current assets	3,098,000
Investment in crop	2,342,000
Property & equipment	13,373,000
Other long-term assets	155,000
Intangibles	51,400,000
Goodwill	43,988,000
Accounts payable	(9,252,000)
Accrued liabilities	(12,091,000)
Line of credit	(11,143,000)
Debt	(39,350,000)
Capital lease	(360,000)
Deferred tax liability	(26,409,000)

Push down value of net assets	$80,163,000

On June 28, 2013, the Company acquired 100% of all issued and outstanding shares of Packers Food Products, Inc., for a total purchase price of $14,523,000, including $12,023,000 in cash and $2,500,000 in stock of SGF Produce Holdings Corp., which was contributed to the Company to effect the transaction. The purpose of the acquisition was to gain access to a strategic customer and establish a Midwest distribution center. The Company acquired $624,000 of cash as part of the acquisition. Additionally, in connection with the business acquisition, the Company purchased the offices and warehouse of Packers’

Food Products, Inc., for $1,750,000 by executing a subordinated promissory note. The Company recorded a $62,000 discount on the subordinated promissory note. Transaction costs associated with the Packers Food Products, Inc., acquisition totaled $911,000 and are recorded in general and administrative expenses on the consolidated statement of operations.

In allocating the purchase price, the Company recorded all assets acquired and liabilities assumed at fair value. The Company acquired certain definite-lived intangible assets, including customer relationships, tradename, and non-compete agreement. The Company recorded the fair value of non-compete agreement using an income valuation approach by estimating the difference in after-tax cash flows with and without the agreement in place and the difference representing the implied valued. The Company recorded the fair values of customer relationships using an income valuation approach. This valuation technique provides an estimate of the fair value of an asset based on the discounted cash flows that the asset can be expected to generate over its remaining useful life, discounted at a rate of return that considers the relative risk of achieving the cash flows and the time value of money. In estimating the fair value of tradenames, a variation of the income approach, the relief from royalty method, was applied. In the relief from royalty method, the fair value of the intangible asset is estimated to be the present value of the royalties saved because the Company owns the intangible asset.

The final purchase price allocation is as follows:

Fair Value (Level 3)

Cash	$624,000
Accounts receivable	2,015,000
Inventories	8,234,000
Property & equipment	3,660,000
Intangibles	5,420,000
Goodwill	3,322,000
Accounts payable	(2,535,000)
Accrued liabilities	(1,322,000)
Promissory note	(1,688,000)
Deferred tax liability	(3,207,000)

$14,523,000

On January 10, 2014, the Company acquired 100% of all issued and outstanding shares of Pacific Ridge Farms, LLC, for a total purchase price of $11,077,000. The purpose of the acquisition was to expand the Company’s production capacity. The Company acquired $229,000 of cash as part of the acquisition. Transaction costs associated with the Pacific Ridge Farms acquisition totaled $679,000 and are recorded in transactions costs on the consolidated statement of operations.

The company recorded all assets acquired and liabilities assumed at fair value. The Company acquired certain definite-lived intangible assets, including customer relationships, tradename, and assembled workforce; however they were deemed to have negligible value under the “value in exchange” premise and as such were economically adjusted to a zero value. The company used the in-use premise method to fair value the land and buildings acquired. The sum of the acquired assets and liabilities exceeded the purchase price and as such, the Company recorded a gain on acquisition of $1,208,000 in the other income section of the consolidated statement of operations.

The final purchase price allocation is as follows:

Fair Value (Level 3)

Cash	$229,000
Accounts receivable	1,017,000
Inventories	3,898,000
Prepaid expenses and other current assets	647,000
Property & equipment	8,113,000
Accounts payable	(188,000)
Accrued liabilities	(660,000)
Deferred tax liability	(771,000)

Fair value of assets and liabilities acquired	12,285,000

Gain on acquisition	(1,208,000)

Total purchase price	$11,077,000

On December 3, 2014 the Company acquired 75% of the capital stock of Opus for total consideration of $7,308,000. The purpose of the acquisition was to expand the Company’s fruit supply in the Mexican market. The agreement also includes a call option for the remaining 25% of the capital stock. Transaction costs associated with the Opus acquisition totaled $233,000 and are recorded in transaction costs on the consolidated statement of operations. The Company’s purchase price allocation for Opus is preliminary as the final valuation of certain intangible assets are yet to be completed.

The company recorded all assets acquired and liabilities assumed at fair value. The Company acquired certain definite-lived intangible assets, including tradenames, non-compete agreements, and assembled workforce; however they were deemed to have negligible value. The company used the in-use method to fair value the land and buildings acquired.

The final purchase price allocation is as follows:

Fair Value (Level 3)

Accounts receivable	$1,301,000
Inventories	284,000
Prepaid expenses and other current assets	208,000
Property & equipment	7,965,000
Goodwill	4,017,000
Other long-term assets	34,000
Deferred tax asset	9,000
Accounts payable	(1,421,000)
Accrued liabilities	(233,000)
Debt	(806,000)
Capital lease	(1,088,000)
Deferred tax liability	(739,000)
Equity	(2,223,000)

$7,308,000

The following sets forth the intangible assets by major asset class:

		December 31, 2014
	Useful Life (Years)	Gross	Accumulated Amortization	Net Book Value

Intangible Assets

Amortizing:
Customer relationships	10	$55,500,000	$(9,768,000)	$45,732,000
Tradenames	2	1,200,000	(1,029,000)	171,000
Non-compete	5	120,000	(37,000)	83,000

Total intangible assets		$56,820,000	$(10,834,000)	$45,986,000

		December 31, 2013
	Useful Life (Years)	Gross	Accumulated Amortization	Net Book Value

Intangible Assets

Amortizing:
Customer relationships	10	$55,500,000	$(4,218,000)	$51,282,000
Tradenames	2	1,200,000	(430,000)	770,000
Non-compete	5	120,000	(12,000)	108,000

Total intangible assets		$56,820,000	$(4,660,000)	$52,160,000

The changes to goodwill for the year ended December 31, 2014 and the period from March 19, 2013, to December 31, 2013 are as follows

Goodwill as of March 19, 2013	$43,988,000

Acquisition of Packers Food Products, Inc.	3,322,000

Goodwill as of December 31, 2013	47,310,000

Acquisition of Opus	4,017,000
Foreign exchange impact	(203,000)

Goodwill as of December 31, 2014	$51,124,000

Aggregate amortization expense on intangible assets was approximately $6,174,000 for the year ended December 31, 2014 and $4,660,000 for the period from March 19, 2013, to December 31, 2013. Amortization expense related to intangible assets at December 31, 2014, in each of the next five fiscal years and beyond is expected to be incurred as follows:

2015	$5,745,000
2016	5,574,000
2017	5,574,000
2018	5,562,000
2019	5,550,000
Thereafter	17,981,000

8.	ACCRUED EXPENSES

Accrued expenses at December 31, 2014 and 2013, consist of the following:

	2014	2013
Accrued freight	$2,414,000	$877,000
Discontinued operations severance		547,000
Accrued rebates	1,183,000	1,128,000
Lease impairment	436,000	571,000
Deferred Revenue	363,000	45,000
Business development		1,600,000
Other	1,767,000	1,650,000

	$6,163,000	$6,418,000

9.	DEBT

On March 19, 2013, Sunrise Holdings (Delaware), Inc. entered into a Senior Credit Facility with a bank syndication group. The credit facility permits the Company to borrow up to $30,000,000 on a revolving line of credit and also borrow $66,000,000 on a term loan. Loan fees of $3,745,000 were incurred related to this debt and were recorded as loan origination costs in the consolidated balance sheet. The credit facility terminates March 19, 2018.

The company is required to pay quarterly principal term loan payments of $165,000 from June 30, 2013, through December 31, 2018. The debt is collateralized by substantially all of the Company’s assets and the outstanding principal balance, and all unpaid interest is due on the maturity date.

In conjunction with the acquisition of Packers Food Products, Inc., on June 27, 2013, the Company entered into the First Amendment to the Senior Credit Facility to increase the aggregate principal amount by $14,000,000 to $80,000,000. Principal term loan payments increased to $200,000 per quarter commencing September 30, 2013, through December 31, 2018. Loan fees of $370,000 were incurred for the First Amendment and are recorded as loan origination costs in the consolidated balance sheet as of December 31, 2014.

On February 28, 2014 the Company entered into the Second Amendment to the Credit Agreement which increased the revolving credit facility $5,000,000 to a maximum borrowing of $35,000,000. The Second Amendment also increased the aggregate principal term amount from $80,000,000 to $125,000,000. The proceeds from the increased term were used to fund a distribution to the Company’s stockholders, to repay a $1,750,000 promissory note dated June 27, 2013 and to pay the fees associated with the Second Amendment. Principal payments increased to $312,500 per quarter commencing March 31, 2014, through December 31, 2018. Arrangement and Loan fees incurred as a result of the transaction totaled $1,979,000 and are recorded as loan origination costs in the consolidated balance sheet as of December 31, 2014.

Interest is priced quarterly and is determined by the Company’s average collateral availability for the previous 12-month period. The interest rate on the revolving credit agreement at December 31, 2014, was 6.75%. The balance outstanding under the senior revolving credit facility was $17,875,000 at December 31, 2014. As of December 31, 2014, the outstanding principal balance of the term loan was $123,750,000 and the interest rate was priced using the London InterBank Offered Rate interest option of 5.5%. As of December 31, 2013, $435,000 of the outstanding principal balance was priced using the base rate interest option of 6.25% and $79,000,000 was priced at the London InterBank Offered Rate interest option of 5.0%.

The Senior Revolving Credit Facility and Senior Credit Facility are subject to financial covenants adjusting quarterly, including a consolidated fixed charge coverage ratio and a consolidated senior leverage ratio. The Company was in compliance with its covenants at December 31, 2014. The credit agreement also has a provision for an excess cash flow principal payment, based upon certain financial criteria, payable upon the issuance of the audited financial statements. For the year ended December 31, 2014 and the period from March 19, 2013, to December 31, 2013, no additional payment is due.

Long-term debt at December 31, 2014 and 2013, consists of the following:

	2014	2013
Term loan	$123,750,000	$79,435,000
Less current maturities	(1,250,000)	(800,000)

	$122,500,000	$78,635,000

As of December 31, 2014, the Company’s Mexican entity Opus has approximately $778,000 in promissory notes. The notes are due at various dates in 2015 and 2016 and interest is paid monthly when due. As of December 31, 2014, the interest rate approximated 9%.

Promissory notes at December 31, 2014, consists of the following:

2014
Promissory notes	$778,000
Less current maturities	(609,000)

$169,000

Subordinated Term Promissory Note — In conjunction with the acquisition of Packers Food Products, Inc., on June 27, 2013, the Company entered into a $1,750,000 subordinated promissory note. Principal payments commenced on July 27, 2013, for 60 months with the remaining unpaid principal balance due and payable on July 27, 2018. Interest rate on the note is 0% but for purposes of accounting the applicable federal interest rate of 0.95% is used. On February 28, 2014, the subordinated term promissory note was repaid in full.

Future contractual debt and promissory note payments as of December 31, 2014 are as follows:

2015	$1,859,000
2016	1,419,000
2017	1,250,000
2018	1,250,000
2019	118,750,000

$124,528,000

10.	CAPITAL LEASE OBLIGATIONS

Sunrise Holdings (Delaware), Inc. leases certain equipment under capital lease agreements. The cost and accumulated amortization of assets under capital lease, which is included in machinery and equipment, was $642,000 and $88,000, respectively, at December 31, 2014, and $642,000 and $39,000, respectively, at December 31, 2013. Amortization of the capital leased equipment is included within depreciation expense.

Opus has approximately $1,000,000 in capital leases for equipment and vehicles which is recorded on the consolidated balance sheet in plant and equipment.

Future minimum lease payments under the capital lease agreements as of December 31, 2014 are as follows:

2015	$489,000
2016	348,000
2017	308,000
2018	93,000
2019	2,000

1,240,000

Less amount representing interest	(63,000)

Present value of future minimum lease payments	1,177,000

Less current portion	(456,000)

$721,000

11.	STOCK OPTIONS

In 2013, the Board of Directors approved the Sunrise Holdings (Delaware), Inc. 2013 Stock Option Plan (the “Plan”), which is a plan for eligible persons of the Company under which nonqualified stock options may be granted. The option vesting period is determined by the Board of Directors at the time of grant. Options granted include both performance-based options and time-based options. Performance-based options vest in full upon the achievement of a specified stock price. Time-vested options vest 20% on the vesting commencement date, and then 20% on each of the four anniversaries of the vesting commencement date. Both option types expire 10 years from the grant date. The exercise price of the option cannot be less than the fair market value on the date the option is granted.

On February 28, 2014, the Company declared and subsequently paid a pro rata cash dividend to its stockholders totaling $40,000,000 and lowered the exercise price of 79,733 stock options by $54.93 per share. The cash payments totaling $40,000,000 reduced additional paid-in capital by the same amount. The 2013 Stock Option Plan has nondiscretionary antidilution provisions that require the fair value of the option awards to be equalized in the event of an equity restructuring. Consequently, the board of directors of the Company was obligated under the antidilution provisions to approve the reduction of the exercise price on the unvested options. No incremental stock-based compensation expense was recognized for the dividend for the vested options or reduction in exercise price for the unvested options.

On December 3, 2014 in conjunction with the acquisition of Opus Foods, Mexico S.A. de C.V, and by way of unanimous written consent of the Board of Directors, the total number of shares authorized for grant under the 2013 Stock Option Plan was increased to 88,233 and 8,500 options were granted. Options were granted with an exercise price equal to the fair value as of the grant date.

Stock option activity under the Plan for the year ended December 31, 2014 and the period from March 19 to December 31, 2013, was as follows:

	Shares	Weighted Average Exercise Price	Remaining Contractual Life (Years)

Outstanding options — March 19, 2013	—	$—	—

Options granted	79,733	45.07
Options exercised
Options forfeited/canceled	—	—	—

Outstanding options — December 31, 2013	79,733	45.07	9.3

Options granted	8,500	214.4	10.0
Options exercised	—	—	—
Options forfeited/canceled	—	—	—

Outstanding options — December 31, 2014	88,233	61.4	9.4

Options vested and expected to vest	88,233	61.4	9.4

Options exerciseable as of December 31, 2014	9,652

(1)	The grant date weighted-average exercise price reflects the reduction of the exercise price by $54.93 per share for the 79,733 stock options that were part of the February 28, 2014 dividend discussed above.

The fair value of stock options granted during 2014 and during the period from March 19, 2013, to December 31, 2013 was $94.71 and $49.54 per share for time-based options and was estimated at the grant date using a Black-Scholes option-pricing model. The fair value of stock options reflects a volatility factor, which was calculated using an average of peer companies’ historical volatility. The expected life was computed using the simplified method because the Company does not have relevant historical data to provide an estimate. The fair value of stock options was determined using the following assumptions:

	2014	2013

Expected term (years)	6.5	6.5
Risk-free interest rate	1.81%	0.93%
Volatility	41.92%	50.44%
Dividend yield (1)	—%	—%

(1)	The board of directors paid a dividend to stockholders in February 2014 .The Company’s board of directors does not plan to pay cash dividends in the foreseeable future. Consequently, we used an expected dividend yield of zero.

The fair value for performance-based options was $22.77 for 2014. Valuation was determined using the Monte-Carlo simulation model based on a number of factors, including a volatility of 30%, an estimated term of 1 year, the estimated price of the Company’s common stock, and the estimated probability of achieving the Company’s performance conditions as of the grant date. For the period from March 19, 2013, to December 31, 2013, the fair value for performance-based options was $32.66 per share. The fair value of performance-based options was estimated at the grant date using the Monte-Carlo simulation model based on a number of factors, including a volatility of 50%, an estimated term of 5 years, the estimated price of the Company’s common stock, and the estimated probability of achieving the Company’s performance conditions as of the grant date.

As of December 31, 2014, unrecognized compensation expense related to unvested stock options aggregated to $2,758,000 which is expected to be recognized during the next 5 years. The Company’s pretax compensation expense for stock-based employee compensation for the year ended December 31, 2014 was $692,000 and $469,000 for the period from March 19, 2013, to December 31, 2013 and is included in general and administrative expenses in the accompanying consolidated statements of operations.

12.	COMMITMENTS AND CONTINGENCIES

Farmland Leases — The Company has several farmland lease commitments that expire on various dates through July 2021. The Company subleases the farmland to several third-party companies, with average monthly rental income of approximately $155,000. Sublease agreements expire on various dates through 2015. Historically, the sublease agreements renew annually; in 2013, management determined that costs for 346 acres of farmland will be incurred without economic benefit to the Company because the value that could be generated from the land (land rents for the next growing season) is not enough to cover the land expense. The estimated loss of $571,000 was recorded in losses from discontinued operations and accrued expense during the period from March 19, 2013, to December 31, 2013. The land leases expire between 2014 and 2016. The accrual loss balance as of December 31, 2014 is $436,000.

Facility, Corporate Office, and Equipment Lease — The Company has lease commitments for production facilities, corporate office facilities, and certain equipment under operating lease. The lease terms range from two to six years and expire at various dates through 2019. Some leases contain renewal options.

Operating Lease Commitments — Future minimum lease payments by fiscal year and in the aggregate under operating leases that have initial or remaining no cancelable lease terms in excess of one year at December 31, 2014, including the farmland and facility leases described above, were as follows:

Year Ending December 31	Minimum Payments	Sublease Income	Net

2015	$4,359,000	$2,377,000	$1,982,000
2016	3,680,000		3,680,000
2017	3,536,000		3,536,000
2018	1,187,000		1,187,000
2019	148,000		148,000

	$12,910,000	$2,377,000	$10,533,000

Total rent expense for continuing operations for the year ended December 31, 2014 and the period from March 31, 2013 to December 31, 2013, was approximately $5,334,000 and $2,509,000, respectively. Sublease income was $3,059,000 and $838,000, respectively, for the same periods.

Indemnities and Guarantees — During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain real estate leases under which the Company may be required to indemnify property owners for environmental and other liabilities. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet. Management is not aware of any event that might result in a liability at December 31, 2014 and 2013.

Litigation — From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company is currently party to certain legal proceedings, which management believes, individually and in the aggregate, are not likely to have a material adverse effect on its consolidated financial position, results of operations, or cash flows. As of December 31, 2014, the company accrued $450,000 in general and administrative expenses to cover the anticipated settlement of one of the incidents currently in litigation.

13.	INCOME TAXES

The components of the income tax expense (benefit) for the year ended December 31, 2014, and the period from March 19, 2013 to December 31, 2013 are as follows:

	2014	2013

Current:
Federal	$6,213,000	$4,592,000
State	1,417,000	938,000
Foreign	7,000	0

	7,637,000	5,530,000

Deferred:
Federal	(2,184,000)	(4,956,000)
State	(721,000)	(904,000)
Foreign	(80,000)	0

	(2,985,000)	(5,860,000)

	$4,652,000	$(330,000)

The reconciliation of the income tax benefit to the amount of benefit that would result from applying the U.S. federal statutory rate (35%) for the year end December 31, 2014 and the period ended December 31, 2013, is as follows:

	2014		2013
	Amount	Percent	Amount	Percent
Benefit for income taxes at statutory rate	4,992,000	35.00%	(1,730,000)	35.00%
State income taxes — net of federal benefit	655,000	4.59%	22,000	-0.45%
Foreign rate differential	(10,000)	-0.07%
PRF bagain purchase	(404,000)	-2.83%
Change in state rate	(202,000)	-1.42%
Section 199 deduction	(478,000)	-3.35%	(294,000)	5.95%
Nondeductible transaction costs	39,000	0.27%	1,802,000	-36.46%
Other	60,000	0.42%	(130,000)	2.63%

	4,652,000	32.61%	(330,000)	6.68%

Significant components of the Company’s net deferred income taxes at December 31, 2014 and 2013, are as follows:

	2014	2013

Deferred tax assets:
Allowance for doubtful accounts	$51,000	$616,000
Inventories	956,000	1,455,000
Accrued expenses	489,000	985,000
Accrued compensation	242,000	0
Net operating loss carryforwards	271,000	216,000
Unearned revenue	155,000	19,000
Stock-based compensation	471,000	178,000
State taxes	56,000	89,000

	2,691,000	3,558,000

Deferred tax liabilities:
Amortization identified intangibles	(19,672,000)	(22,627,000)
Land	(409,000)	0
Property, plant, and equipment	(4,909,000)	(4,760,000)
Prepaid expense	(178,000)	(133,000)
Other	(86,000)	(71,000)

	$(25,254,000)	$(27,591,000)

Net deferred income taxes	$(22,563,000)	$(24,033,000)

As of December 31, 2014 and 2013, management determined it was more-likely-than-not that the deferred tax assets would be realized and, therefore, has not recorded a valuation allowance against the net deferred tax assets. As of December 31, 2014, the Company had estimated net operating loss carryforwards for state income tax purposes of approximately $2,453,000, which expire at various dates from 2015 to 2016.

The Company has not recognized a liability for uncertain tax positions as of December 31, 2014 or 2013. The Company will record any interest accrued related to uncertain tax positions and penalties as income tax expense.

The Company is subject to taxation in the U.S. and various state jurisdictions and Mexico. As of December 31, 2014, the Company’s tax returns for 2011 through 2014 are subject to examination. Subsequent to year-end, the Internal Revenue Service concluded their examination of the Company’s short-period from March 18, 2013, tax year-end. The Internal Revenue Service did not impose any adjustments that materially impacted the financial statements.

14.	BENEFIT PLANS

The Company sponsors a 401(k) profit-sharing plan for all employees who meet the eligibility requirements as defined in the plan. The Company’s matching contribution is 100% for the employee’s first 3% contribution and is 50% for the next 2% contribution. The Company’s contribution is immediately vested. During the year ended December 31, 2014 and the period from March 19, 2013, to December 31, 2013, the Company contributed $203,000 and $178,000, respectively, to the 401(k) profit-sharing plan.

15.	RELATED-PARTY TRANSACTIONS

The Company has a consulting arrangement with Paine & Partners, LLC, an affiliate and coinvestor of Sunrise Holdings (Delaware), Inc., for financial and strategic consulting advisory service for an ongoing annual fee equal to 2.5% of the projected consolidated earnings before interest, taxes, depreciation, and amortization of the Company, payable in advance on January 2 each year. Advanced consulting payments were recorded as a prepaid asset and expensed ratably through December 2014 and for the period from March 19, 2013, to December 31, 2013. Consulting expenses were $828,000 and $448,000 during the year ended December 31, 2014 and for the period from March 19, 2013, to December 31, 2013, respectively. Additionally Paine was paid $750,000 for the arrangement of the Second Amendment to the Credit Agreement and $272,000 and $175,000 for their assistance with the PRF and Opus acquisitions during year ended December 31, 2014. In 2013, in conjunction with the acquisition, the Company paid a $1,250,000 transaction fee to a shareholder and board member. Arrangement and transaction consulting fees were recorded in the accompanying consolidated statements of operations in general and administrative expense.

In conjunction with the acquisition of Packers Food Products, Inc., on June 27, 2013, the Company entered into a $1,750,000 subordinated promissory note with a shareholder of the Company. Principal payments commenced on July 27, 2013, for 60 months with the remaining unpaid principal balance due and payable on July 27, 2018. Interest rate on the note is 0% but for purposes of accounting the applicable federal interest rate of 0.95% is used. The note was repaid in full on February 28, 2014 with proceeds received from the Second Amendment to the Senior Credit Facility.

16.	DISCONTINUED OPERATIONS

As discussed in Note 1, the Company made the decision to exit the fresh produce business. The fresh produce business has been classified as discontinued operations in the Company’s consolidated financial statements for the period from March 19, 2013, to December 31, 2013. All assets related to the fresh produce business that will not be used in the continuing operations have been written off, which resulted in a loss of $1,000,000, which is included in the loss from discontinued operations in the accompanying consolidated statement of operations.

The fresh produce business incurred the following results of operations for the period from March 19, 2013, to December 31, 2013:

Revenues	$37,323,000
Loss before tax	(390,000)
Benefit from income taxes	157,000

Net loss from discontinued operations	(233,000)

17.	SUBSEQUENT EVENTS

On April 23, 2015 the Company entered into a Master Equipment Lease Agreement to finance the purchase of form fill and seal equipment to enhance processing operations. The term of the agreement is seven years with the net present value of the lease payments totaling $4,300,000.

On April 29, 2015, the Company entered into the Third Amendment to the Credit Agreement which increased the aggregate revolving credit line from $35,000,000 to $45,000,000 to fund working capital requirements needed to support the growth of the business. Fees incurred as a result of the amendment totaled $100,000 and were expensed to general and administrative expense in the three month period ended June 2015.

On June 29, 2015, the Company entered into a Fourth Amendment to the Credit Agreement which increased the aggregate revolving credit line from $45,000,000 to $50,000,000 and increased the term loan by $10,000,000 to further fund working capital requirements. The Fourth Amendment increased quarterly Principal payments from $312,500 to $334,000. Fees incurred as a result of the amendment totaled $343,000 and were expensed to general and administrative expense in the three month period ended June 2015.

On July 30, 2015, the Company signed a purchase and sale agreement with a strategic company to sell all outstanding shares of Sunrise Holdings (Delaware), Inc. for total consideration of approximately $450,000,000. In conjunction with the sale of the Company, all outstanding senior revolving facility and long term debt will be paid off. The transaction is expected to be completed by October 2015.

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